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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              --------------------

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 17, 1997

                              TATHAM OFFSHORE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


         0-22892                                       76-0269967
(COMMISSION FILE NUMBER)                  (I.R.S. EMPLOYER IDENTIFICATION NO.)


         600 TRAVIS STREET
            SUITE 7400
           HOUSTON, TEXAS                                77002
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 224-7400


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ITEM 5.  OTHER EVENTS

         In September 1997, Tatham Offshore, Inc. (the "Company") entered into a restructuring agreement with DeepTech International Inc. ("DeepTech") to arrange for the prepayment by the Company of the aggregate principal amount of $60 million under those certain Subordinated Convertible Promissory Notes (the "Notes") held by DeepTech. Under the restructuring agreement, DeepTech had the right to consummate one of three options to (i) convert the Notes into common stock of the Company, (ii) receive all of the capital stock of Tatham Offshore Development, Inc. and certain rights under a drilling order or (iii) receive preferred stock of the Company, as payment in full by the Company of its debt to DeepTech under the Notes.

         On December 17, 1997, DeepTech exercised its option to convert all of the principal amount outstanding under the Notes into the Company's common stock. As a result of such conversion, DeepTech was issued 26,666,667 shares of the Company's common stock. After issuance, DeepTech will hold approximately 94% of the outstanding shares of common stock of the Company.

         Tatham Offshore is an independent energy company engaged in the exploration, development and production of oil and gas reserves located offshore the United States in the Gulf of Mexico and offshore eastern Canada. Tatham Offshore Canada, Ltd., a wholly-owned subsidiary, is the Canadian representative and General Partner of North Atlantic Pipeline Partners, L.P. North Atlantic is the sponsor of a proposal to build an offshore pipeline from the Grand Banks area of Newfoundland to New England.

         DeepTech is a diversified energy company engaged, through its operating subsidiaries, in offshore contract drilling services and the acquisition, development, production, processing, transportation and marketing of, and the exploration for, oil and gas located offshore the United States in the Gulf of Mexico and offshore eastern Canada. DeepTech has ownership interests in two publicly traded subsidiaries, an effective 23.2% interest in Leviathan Gas Pipeline Partners, L.P. (NYSE: LEV) and an approximate 94% interest in Tatham Offshore.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      None.

         (b)      None.

         (c)      Exhibits

                  10.1 Restructuring Agreement dated September 22, 1997, between DeepTech International Inc. and Tatham Offshore, Inc.

                  99.1 Press Release of DeepTech International Inc. dated December 17, 1997.

                  99.2     Pro Forma Balance Sheet.





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      TATHAM OFFSHORE, INC.



Date:  December 31, 1997              /s/ DENNIS A. KUNETKA
                                      -----------------------------------------
                                      Dennis A. Kunetka
                                      Senior Vice President - Corporate Finance



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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER
-------

10.1 Restructuring Agreement dated September 22, 1997, between DeepTech International Inc. and Tatham Offshore, Inc.

99.1     Press Release of DeepTech International Inc. dated December 17, 1997.

99.2     Pro Forma Balance Sheet.